Exhibit 99.2

FOR IMMEDIATE RELEASE

ADA-ES TO PROVIDE OPERATIONS UPDATE AT ANNUAL MEETING OF SHAREHOLDERS

Reiterates Growth Forecasts, Driven by Significant Progress at Refined Coal Segment

Experiencing Higher Coal Usage at Coal-Fired Power Plants

Highlands Ranch, Colorado – July 16, 2012 – ADA-ES, Inc. (NASDAQ: ADES) (“ADA”) announced today that it will hold its annual meeting of shareholders as planned at 9:00 a.m. (local time) on July 19, 2012 at its offices located at 9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado. At the meeting, ADA shareholders will be asked to consider and vote on proposals to elect nine directors; ratify the Audit Committee’s selection of Ehrhardt Keefe Steiner & Hottman PC as ADA’s independent registered public accounting firm for the fiscal year ending December 31, 2012; approve Amendment No. 1 to the Amended and Restated 2007 Equity Incentive Plan; and approve the Amended and Restated 2010 Non-Management Compensation and Incentive Plan. Further information regarding these proposals is available in the proxy statement that ADA filed with the Securities and Exchange Commission (SEC) (www.sec.gov) on June 6, 2012.

INVESTOR UPDATE

At the annual meeting of shareholders, ADA management will also update investors on the Company’s progress along a number of fronts, including:

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The Company’s continuing optimism for significant growth in revenues, profits, and cash flows in 2012 and 2013 from its Refined Coal (RC) activities conducted by ADA’s Clean Coal Solutions, LLC (“Clean Coal”) joint venture. ADA continues to believe that the annual run rates that will be achieved at the end of 2012 of new and existing RC facilities leased to others will generate annual segment revenues and annual pre-tax income for ADA of approximately $100 million and $50 million, respectively, through 2021 after payments to minority partners. We also believe that by the end of 2013, annual RC segment revenues and pre-tax income have the potential to double from the expected end of 2012 levels stated above.

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The status of RC facilities in full-time operation, which are operating at higher-than-expected coal production and utilization rates. ADA will provide information on the 7 RC facilities that are currently in full-time operation, treating coal for 14 boilers that, in the aggregate, average more than 20 million tons per year. Of these 7 RC facilities:

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3 facilities, treating an aggregate average of 9 million tons of coal per year, are fully permitted and monetized. Recent coal usage on these RC units is up, which is indicative of higher energy demand during the hot summer months. During June 2012, these 3 leased facilities, which are rated at an aggregate 9 million tons per year, operated at an annualized rate of nearly 11.5 million tons;

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3 non-leased facilities, treating an aggregate average of 10 million tons of coal per year, are currently being operated by Clean Coal and generating tax credits for its own use. These units are also running at elevated levels of coal utilization. ADA expects that Clean Coal will lease and monetize these 3 facilities over the next few months; and

¡	the remaining RC facility is expected to be operated by Clean Coal for the long-term to generate tax credits for its own use.

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Clean Coal has finalized monetization contracts for an 8th RC facility treating 3 million tons of coal per year. The Company is awaiting a Private Letter Ruling (PLR) from the Internal Revenue Service and Public Utility Commission (PUC) approvals before full-time operation can commence. These items are expected in the next few months.

•	Clean Coal is in negotiations to monetize several additional RC facilities.

ADA will also provide additional information regarding the previously announced restatement of its financial statements for the fiscal year ended December 31, 2011 and for the quarterly periods ended June 30, 2011, September 30, 2011 and March 31, 2012, related to the accounting treatment of the sale of a 15% equity interest in Clean Coal to an affiliate of The Goldman Sachs Group, Inc. The Company will also discuss the previously announced, possible restatement of its 2010, 2011, and first quarter 2012 financial statements based upon discussions with the SEC regarding the reporting of deferred tax assets that are included on the Company’s balance sheets. As previously disclosed in a press release and Form 8-K dated June 20, 2012, the restatement caused by the accounting treatment of the equity interest in Clean Coal will not impact ADA’s statements of operations for the above-referenced periods, including historical revenues, net (loss) income, and earnings (loss) per share, nor will it affect items such as cash and cash equivalents or liquidity. In addition, while any restatement due to the accounting treatment of our deferred tax assets would impact the reporting of the deferred tax assets and our net losses for the above-mentioned periods, the availability of the cumulative net operating losses and tax credits for offsetting future net income in profitable years would not be impacted. If in a subsequent fiscal period we reduce such allowances, our net income for such period would increase to the extent of such reduction.

A copy of the slides to be used at the annual meeting will be available via the Investor Information section of ADA’s web site, www.adaes.com, on or before July 19, 2012, and will also be filed on Form 8-K with the SEC.

About ADA-ES

ADA is a leader in clean coal technology and the associated specialty chemicals, serving the coal-fueled power plant industry. Our proprietary environmental technologies and specialty chemicals enable power plants to enhance existing air pollution control equipment, minimize mercury, CO2 and other emissions, maximize capacity, and improve operating efficiencies, to meet the challenges of existing and pending emission control regulations.

With respect to mercury emissions:

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Through our consolidated subsidiary, Clean Coal Solutions, LLC (“CCS”), we provide our patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions from burning Powder River Basin (“PRB”) coals in cyclone boilers and our patent pending M-45™ technology for other types of coal and boilers. Both technologies reduce emissions of NOx and mercury in coal fired boilers.

•	We supply Activated Carbon Injection (“ACI”) and Dry Sorbent Injection (“DSI”) systems, mercury measurement instrumentation, and related services.
•	Under an exclusive development and licensing agreement with Arch Coal, we are developing and commercializing an enhanced PRB coal with reduced emissions of mercury and other metals.

In addition, we are developing CO2 emissions technologies under projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding timing of future contracts and receipt of a PLR and PUC approvals; future segment revenues and pre-tax income; future operations of RC facilities; impact of a restatement and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws and regulations, accounting rules, prices, economic conditions and market demand; timing of regulations and any legal challenges to them; impact of competition; availability, cost of and demand for alternative energy sources and other technologies; technical, start-up and operational difficulties; additional risks related to CCS including failure of its leased facilities to continue to produce coal which qualifies for IRS Section 45 tax credits, termination of the leases for such facilities, decreases in the production of refined coal by the lessees, seasonality and failure to monetize new CyClean and M-45 facilities; our inability to negotiate, execute and close on definitive agreements related to the M-45 technology license; availability of raw materials and equipment; loss of key personnel; intellectual property infringement claims; and other factors discussed in greater detail in our filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Contact:
ADA-ES, Inc.	-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President		The Equity Group Inc.
Mark H. McKinnies, Senior VP & CFO		www.theequitygroup.com
(303) 734-1727
www.adaes.com		Devin Sullivan, (212) 836-9608
DSullivan@equityny.com

Thomas Mei, (212) 836-9614
Tmei@equityny.com